Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS;

THE CERTIFICATE, THE STOCK OF THE CORPORATION EVIDENCED THEREBY AND THE RIGHTS OF THE HOLDER THEREOF ARE SUBJECT TO ALL RESTRICTIONS AND ORDERS PRESENTLY OR HEREAFTER IMPOSED BY THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION AND THE STATE GAMING CONTROL BOARD ISSUED PURSUANT THERETO, AS MAY BE, IN EFFECT FROM TIME TO TIME; AND

BENEFICIAL OWNERS OF THE VOTING SECURITIES ISSUED BY THIS CORPORATION ARE SUBJECT TO THE REGULATORY PROVISIONS OF THE NEVADA GAMING CONTROL ACT (NRS 463.010 ET SEQ.) AND THE REGULATION OF THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS A BENEFICIAL OWNER OF SUCH SECURITIES TO BE UNSUITABLE TO HOLD SUCH SECURITIES, THE BENEFICIAL OWNER MUST DISPOSE OF THE SECURITIES. THE LAWS AND GAMING REGULATIONS OF THE STATE OF NEVADA RESTRICT THE RIGHTS OF A BENEFICIAL OWNER UNDER CERTAIN CIRCUMSTANCES (I) TO RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITIES, OR (II) TO EXERCISE DIRECTLY OR INDIRECTLY ANY VOTING RIGHTS CONFERRED BY SUCH SECURITIES; OR (III) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE CORPORATION FOR SERVICES RENDERED OR OTHERWISE.

WARRANT TO PURCHASE COMMON STOCK

Holder:
Company:	The Sands Regent, a Nevada corporation
Class of Stock:	Common Stock
Exercise Price:	$10.66
Issue Date:	November , 2004
Expiration Date:	November , 2009
Number of Shares:

THIS WARRANT CERTIFIES THAT, for acknowledged good and valuable consideration,                     , and each transferee and assignee (collectively, the “Holder”) is entitled to purchase the number of fully paid and nonassessable shares, as stated in Section 1.2 below, of the above specified Class of Stock of The Sands Regent, a Nevada corporation (the “Company”) at the exercise price per share of $10.66 (the “Warrant Exercise Price”) and as adjusted pursuant to Article 1 and Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is being issued pursuant to that certain Stock Purchase Agreement dated as of November     , 2004 by and among the Company and Holder.

ARTICLE 1.

EXERCISE PRICE

Section 1.1. Commencement of Warrant Exercise Period and Price. Except as provided in Section 1.2, this Warrant is exercisable beginning 6 months after the Closing until the Expiration Date and shall entitle the Holder to purchase shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”). November     , 2004 is the “Effective Date.” The period beginning on the Effective Date and through the Expiration Date is the “Exercise Period.”

Section 1.2. Number of Shares. The Holder shall be entitled to purchase                      (            ) shares of Common Stock under this Warrant, provided, that:

(i) in no event shall the Holder be entitled to exercise this Warrant for a number of Shares such that the aggregate beneficial ownership by the Holder of the Company’s Common Stock is greater than 4.99% (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) then outstanding. To the extent that the limitation contained in this Section 1.2(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. The provisions of this Section 1.2(i) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 1.2(i) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver); and

(ii) in the event that the Holder is not properly licensed with the Nevada Gaming Commission, that the Holder shall not be entitled to exercise this Warrant, and purchase any shares of Common Stock hereunder, if, after giving effect to such exercise and purchase, the Holder would beneficially own greater than 9.9% of the outstanding shares of Common Stock or any other series of capital stock of the Company until such time as the Holder has become properly licensed and continued to be licensed, unless Holder delivers an opinion of counsel reasonably acceptable to the Company stating that the Holder is exempt from the applicable licensing requirement.

Section 1.3. Method of Exercise. During the Exercise Period, Holder may exercise this Warrant by delivering to the principal office of the Company a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1. Holder shall receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, together with notice of such election, at the principal executive offices of the Company. Thereupon, the Company shall issue to the Holder the shares of Common Stock computed using the following formula:

X = Y (A-B)

      A

where: X = the number of shares of Common Stock to be issued to the Holder.

Y = the number of shares of Common Stock covered by this Warrant in respect of which the exchange election is made pursuant to this Section 1.3 (not to exceed the number of shares of Common Stock then issuable upon exercise of this Warrant).

A = the fair market value of a share of Common Stock, as determined in accordance with the provisions of this Section 1.3.

B = the Exercise Price in effect under this Warrant at the time the exchange election is made pursuant to this Section 1.3.

For the purposes of this Section 1.3, the “fair market value” per share of Common Stock shall mean:

(i) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq or other over-the-counter quotation system, the fair market value shall be the last reported sale price of the Common Stock on such exchange or on the Nasdaq on the last business day before the effective date of exercise of this Warrant or if no such sale is made on such day; and

(ii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined by the Company’s Board of Directors acting in good faith.

This Warrant may not be exercised on a cash payment basis.

Section 1.4. Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder a certificate or certificates representing the shares of Common Stock acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant exercisable into the remaining shares of Common Stock not so acquired.

Section 1.5. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of and in substitution for this Warrant, a new warrant of like tenor. The original Warrant so replaced shall thereupon be null and void, and of no force or effect.

ARTICLE 2.

ADJUSTMENTS TO THE SHARES.

Section 2.1. Stock Dividends. If at any time while this Warrant remains outstanding and unexpired, the Company pays a dividend or makes a distribution with respect to Common Stock, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified in this Warrant, that number of shares of Common Stock or other securities resulting from such dividend or distribution to which a holder of the securities deliverable upon exercise of this Warrant would have been entitled if this Warrant had been exercised immediately prior to such dividend or distribution. Appropriate adjustment should be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the dividend or distribution to the end that the provisions of this Warrant shall be applicable after such dividend or distribution, as near as reasonably may be, in relation to any shares deliverable after the dividend or distribution upon exercise of this Warrant.

Section 2.2. Mergers or Consolidations. If at any time while this Warrant remains outstanding and unexpired, there shall be a capital reorganization of the shares of the Company’s capital stock (other than a combination, reclassification, exchange or subdivision otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation (collectively, a “Corporate Transaction”), then lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified in this Warrant, (A) the number of shares of stock or other securities or property of the successor corporation resulting from such Corporate Transaction to which a holder of the securities deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Corporate Transaction if this Warrant had been exercised immediately prior to such Corporate Transaction or (B) cash equaling the value of the number of shares of stock or other securities or property of the successor corporation resulting from such Corporate Transaction to which a holder of the securities deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Corporate Transaction if this Warrant had been exercised immediately prior to such Corporate Transaction. Appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Corporate Transaction to the end that the provisions of this Warrant shall be applicable after the Corporate Transaction, as near as reasonably may be, in relation to any shares or other property deliverable after the Corporate Transaction upon exercise of this Warrant.

Section 2.3. Reclassification, Subdivision or Combination of Shares. If the Company at any time shall, by subdivision, combination or reclassification or securities or otherwise, change any of the securities issuable under this Warrant into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities issuable under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

Section 2.4. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by Section 1.4.

Section 2.5. Notice of Adjustments. Whenever the number of securities purchasable under the terms of this Warrant at that Warrant Exercise Price shall be adjusted pursuant to Section 2 hereof, the Company shall promptly notify the Warrantholder in writing of such adjustment, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s Board of Directors made any determination hereunder), and the number of shares of Warrant Stock or other securities exercisable after giving effect to such adjustment.

ARTICLE 3.

REPRESENTATIONS AND COVENANTS OF THE COMPANY.

Section 3.1 Authority; Enforceability. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

Section 3.2. Representation Concerning Securities. The Company hereby represents and warrants to Holder that all the shares of Common Stock which may be issued upon exercise of the right to purchase represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free of any liens and encumbrances except for restrictions provided herein or under applicable federal and state securities laws. During the Exercise Period, the Company at all times will have authorized, and reserved for the purpose of the issue upon the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the purchase rights evidenced by this Warrant.

Section 3.3. Shareholder Rights. Upon exercising the Warrant, Holder shall be entitled to the same rights, preferences, privileges and restrictions granted to any other holders of Common Stock.

Section 3.4 Impairment. The Company shall not, by amendment or alteration of its corporate documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the terms of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF HOLDER.

Section 4.1. Purchase for Own Account. Holder represents and warrants that it is acquiring the Warrant and the Common Stock (collectively, the “Securities”) solely for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Holder further represents that it does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof and that the entire legal and beneficial interest of the Securities it is acquiring is being acquired for, and will be held for the account of, Holder only and neither in whole nor in part for any other person.

Section 4.2. Accredited Investor; Informed and Knowledgeable Decision. Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Holder hereby agrees, represents and warrants that it is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder further represents and warrants that it has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Securities.

Section 4.3. Company Disclosure. Holder hereby agrees, represents and warrants that the Company has disclosed to Holder that the Securities have not been registered under the Securities Act or under any state securities laws and must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available.

Section 4.4. Rule 144. The Holder hereby agrees, represents and warrants that the Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

ARTICLE 5.

MISCELLANEOUS.

Section 5.1. Term. This Warrant is exercisable, in whole or in part, at any time during the Exercise Period.

Section 5.2. Legends. This Warrant and the certificate(s) representing shares of Common Stock issuable upon exercise of this Warrant shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE CERTIFICATE, THE STOCK OF THE CORPORATION EVIDENCED THEREBY AND THE RIGHTS OF THE HOLDER THEREOF ARE SUBJECT TO ALL RESTRICTIONS AND ORDERS PRESENTLY OR HEREAFTER IMPOSED BY THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION AND THE STATE GAMING CONTROL BOARD ISSUED PURSUANT THERETO, AS MAY BE, IN EFFECT FROM TIME TO TIME; AND

BENEFICIAL OWNERS OF THE VOTING SECURITIES ISSUED BY THIS CORPORATION ARE SUBJECT TO THE REGULATORY PROVISIONS OF THE NEVADA GAMING CONTROL ACT (NRS 463.010 ET SEQ.) AND THE REGULATION OF THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS A BENEFICIAL OWNER OF SUCH SECURITIES TO BE UNSUITABLE TO HOLD SUCH SECURITIES, THE BENEFICIAL OWNER MUST DISPOSE OF THE SECURITIES. THE LAWS AND GAMING REGULATIONS OF THE STATE OF NEVADA RESTRICT THE RIGHTS OF A BENEFICIAL OWNER UNDER CERTAIN CIRCUMSTANCES (I) TO RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITIES, OR (II) TO EXERCISE DIRECTLY OR INDIRECTLY ANY VOTING RIGHTS CONFERRED BY SUCH SECURITIES; OR (III) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE CORPORATION FOR SERVICES RENDERED OR OTHERWISE.

Section 5.3. Registration. Pursuant to the terms of the Stock Purchase Agreement by and between the Holder and the Company entered into as of the date hereof, the Company shall prepare and file a registration statement under the Act covering the resale of the shares issuable upon exercise of this Warrant by the Holder.

Section 5.4. Compliance with Securities Laws on Transfer. The Securities may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions of both transferor and transferee reasonably satisfactory to the Company, as reasonably requested by the Company).

Section 5.5. Transfer Restrictions. Holder may not transfer or assign this Warrant in whole or in part without the prior written consent of the Company.

Section 5.6. Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when a fax is received, when given personally or 5 days after mailing by first-class registered or certified mail, postage prepaid, at such address and fax number as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or Holder from time to time.

Section 5.7. Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 5.9. Costs and Expenses. If any party to this Warrant brings an action to enforce its rights under this Warrant, the prevailing party shall be entitled to recover its reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

Section 5.10. Dispute. Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Warrant shall not be construed so as to confer any right or benefit upon any person other than the Company and the Holder and each of their respective successors and permitted assigns. This Warrant contains the whole and entire agreement of the parties with respect to the subject matter contained herein, superseding any and all prior or contemporaneous agreements or understandings.

Section 5.11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its principles regarding conflicts of law.

COMPANY:

THE SANDS REGENT, a Nevada corporation

By:
Ferenc B. Szony
President and Chief Executive Officer

SIGNATURE PAGE TO THE SANDS REGENT WARRANT

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase              shares of the Common Stock of The Sands Regent pursuant to the terms of the attached Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name, and such legal title as is specified below:

(Name)

(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)